UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2010

ACCELRYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 23, 2010, Symyx Technologies, Inc. (“Symyx”), a wholly-owned subsidiary of Accelrys, Inc. (“Accelrys”), entered into a Lease Termination Agreement (the “Termination Agreement”) with East Arques Sunnyvale, LLC (“Landlord”), with respect to that certain Lease, dated February 29, 2000, between Symyx and Landlord (the “Original Lease”). The Original Lease related to premises previously primarily utilized by Symyx for its High-Productivity Research business unit and certain administrative functions (the “HPR Business”). Symyx divested itself of the HPR Business in February 2010.

Pursuant to the terms of the Termination Agreement, Symyx will pay Landlord a lease termination fee of $4,878,882 less (i) $130,044 for the deposit under the Original Lease and (ii) any rent or other amounts, if any, paid by Symyx to Landlord that apply to a time period subsequent to the effective termination date for the Original Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/S/ DAVID MERSTEN
David Mersten
Senior Vice President, General Counsel and Secretary

Date: August 27, 2010

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